EXHIBIT 99.2
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 11-K/A
(Mark One)
[X]	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2002
OR
[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from __________ to __________.
Commission File No. 1-768
CATERPILLAR FOREIGN SERVICE EMPLOYEES' STOCK PURCHASE PLAN (Full title of the Plan)
CATERPILLAR INC. (Name of issuer of the securities held pursuant to the Plan)
100 NE Adams Street, Peoria, Illinois 61629 (Address of principal executive offices)

REQUIRED INFORMATION

Item 1.
The audited statement of assets available for plan benefits as of the end of the latest fiscal year of the Plan is attached hereto as Exhibit A.

Item 2.
The audited statement of changes in assets available for plan benefits for the latest fiscal year of the Plan is attached hereto as Exhibit B.

Item 3.
The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

Item 4.
The Consent of Independent Accountants is attached hereto as Exhibit C.

Item 5.
The Certification of Glen A. Barton, Chairman and Chief Executive Officer of Caterpillar Inc. and F. Lynn McPheeters, Chief Financial Officer of Caterpillar Inc., as required pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 is attached hereto as Exhibit D.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this annual report to be signed on its behalf by the undersigned, hereunto duly authorized.

CATERPILLAR FOREIGN SERVICE EMPLOYEES' STOCK PURCHASE PLAN
CATERPILLAR INC. (Issuer)
May 28, 2003	By:	/s/ F. Lynn McPheeters
		Name:	F. Lynn McPheeters
		Title:	Vice President and Chief Financial Officer

Caterpillar Inc.
Foreign Service Employees'
Stock Purchase Plan
Financial Statements as of and for the
year ended December 31, 2002

Report of Independent Accountants

To the Participants, Investment Plan Committee
and Benefits Funds Committee of the Caterpillar Inc.
Foreign Service Employees' Stock Purchase Plan

In our opinion, the accompanying statement of assets available for benefits and the related statement of changes in assets available for benefits present fairly, in all material respects, the assets available for benefits of the Caterpillar Inc. Foreign Service Employees' Stock Purchase Plan (the Plan) at December 31, 2002, and the changes in assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Management has chosen to present only one year financial statements.

Peoria, Illinois
March 27, 2003

EXHIBIT A
Caterpillar Inc. Stock Purchase Plan Statement of Assets Available for Benefits For the year ended December 31, 2002
2002
Investment in Caterpillar Inc. common stock	$1,028,098

Participant contributions receivable	9,232
Employer contributions receivable	4,985

Assets available for benefits	$1,042,315

The accompanying notes are an integral part of the financial statements

EXHIBIT B
Caterpillar Inc. Stock Purchase Plan Statement of Changes in Assets Available for Benefits For the year ended December 31, 2002
2002
Contributions:
Participants	$108,471
Employer	58,491

Total contributions	166,962

Investment income (loss):
Dividends	32,206
Net (depreciation) in fair value of common stock	(137,944)

Net investment (loss)	(105,738)

Withdrawals	(394,508)

(Decrease) in assets available for benefits	(333,284)

Assets available for benefits:
Beginning of year	1,375,599

End of year	$1,042,315

The accompanying notes are an integral part of the financial statements

Caterpillar Inc. Stock Purchase Plan Notes to Financial Statements December 31, 2002

NOTE 1 - PLAN DESCRIPTION:

The following description of the Caterpillar Inc. Foreign Service Employees' Stock Purchase Plan provides only general information. Employees should refer to the Plan agreement for a more complete description of the Plan's provisions.

General
The Plan is a contributory defined contribution plan established by Caterpillar Inc. (the Company) to enable eligible employees of the Company and its subsidiaries (the participating employers) to acquire ownership interests in the Company through repurchases of its common stock.

Participation
Generally, employees of the participating employers, other than those employed under collective bargaining agreements, who meet certain age, service and citizenship or residency requirements, and are ineligible to make contributions under the Employees' Investment Plan adopted by the Company, are eligible to participate in the plan. Participation commences upon an eligible employee filing an application with the Investment Plan Committee. Participating eligible employees (the participants) may acquire ownership interests in the Company through purchases of its common stock.

Participant accounts
The participant's account is credited with the participant's contribution. The employer account of each participant is credited with the employer's contribution. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested accounts.

Contributions
Participant contributions are made through after-tax payroll deductions based on a percentage (2%-6%) of total earnings as elected by the participant. Participants with 25 or more years of service with the employers may contribute an additional 1%-4% of earnings.

Employer contributions are 50%, 66-2/3% or 80% of participant contributions (up to 6% of earnings), based on the participant's years of service.

Investment programs
Contributions are invested entirely in Caterpillar Inc. common stock.

Vesting and distribution provisions
Participants are immediately fully vested at all times in participant contributions and earnings thereon.

Participants begin vesting in employer contributions generally after the end of the second year of plan participation. Participants generally vest at the rate of 33% per year, resulting in full vesting by participants in employer contributions after five years of service with the Company. Any amounts not vested at withdrawal are forfeited and are applied to reduce the amount of future employer contributions to the Plan. Participant accounts become fully vested upon retirement, permanent disability or death.

While an employee, a participant may elect to withdraw all participant contributions and related earnings as provided by the Plan. Employer contributions may also be withdrawn based on vested status as provided by the Plan. Upon termination of employment, participants may elect (with spousal consent, if applicable) to receive their shares by immediate distribution or a deferred distribution. If termination is due to retirement or disability, participants may also elect (with spousal consent, if applicable) various annuity payments.

Administration
The Plan is administered by the Investment Plan Committee, which is responsible for nonfinancial matters, and the Benefits Funds Committee, which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into trust agreements with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

Plan termination
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time. In the event of Plan termination, each participant shall have a fully vested interest in the assets attributable to employer contributions and earnings thereon. Any unallocated assets of the Plan will be allocated to participant accounts and distributed in such a manner as the Company may determine.

Federal income tax status
The Plan sponsor has not applied for a determination letter; however, the Plan administrator believes that the Plan and related trust are designed and being currently operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan is qualified and the related trust is tax-exempt as of the financial statement date.

Risks and uncertainties
The Plan provides solely for investments in the Company's common stock. Investment securities are exposed to various risks, including market risk. Due to the level of risk associated with investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of assets available for benefits.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of accounting
The Plan's accounts are maintained on the accrual basis of accounting.

Investments
The Plan's investments are stated at fair value. Caterpillar Inc. common stock is valued at quoted market prices. Dividends are recorded on the ex-dividend date. The Plan presents in the statement of changes in assets available for benefits the increase/(decrease) in fair value of the Plan's investments which consists of the realized gains and losses and the unrealized appreciation/(depreciation) on those investments. Purchases and sales of securities are reported on a trade date basis.

	Shares	Dollars
Beginning balance	26,000	$1,358,497
Purchases	4,340	209,473
Withdrawals	(7,712)	(394,508)
Sales	(141)	(7,420)
Net depreciation		(137,944)

Ending balance	22,487	$1,028,098

Contributions
 Contributions to the Plan are made directly to the trust and shares are immediately purchased by the trust on the open market.

Administrative expenses
Administrative costs, including trustee fees and certain investment costs, are paid by the Company.

Withdrawals
Withdrawals are recorded when paid.

Use of estimates in the preparation of financial statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

EXHIBIT C

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-43929, as amended) of Caterpillar Inc. of our report dated March 27, 2003 relating to the financial statements of the Caterpillar Foreign Service Employees' Stock Purchase Plan, which appear in this Form 11-K/A.

PricewaterhouseCoopers LLP

Peoria, Illinois
May 28, 2003

EXHIBIT D
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of Caterpillar Inc. (the "Company") for the Caterpillar Foreign Service Employees' Stock Purchase Plan on Form 11-K/A for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 28, 2003	/s/ Glen A. Barton	Chairman of the Board and Chief Executive Officer
(Glen A. Barton)
May 28, 2003	/s/ F. Lynn McPheeters	Chief Financial Officer
(F. Lynn McPheeters)